SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 7, 2000
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5  -  OTHER EVENTS:

Ramtron International Corporation and Ampy Automation Digilog Limited announced on August 7, 2000, a volume purchase agreement through which Ampy and certain designated manufacturing subcontractors intend to purchase $65,000,000 in FRAM products over the next four years. The products were selected by Ampy for use in various power-metering products targeted at the growing worldwide market for more sophisticated utility distribution management. The agreement specifies the purchase of Ramtron FRAM memory products, ranging from 4-kilobit to 256-kilobit densities. Production of several power meter models is already underway by Ampy, and delivery of new models incorporating Ramtron's higher-density products is expected to begin in 2001. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
               -------        -----------

               99.1           Press Release dated August 7, 2000.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
                                              ------------------------------
                                              LuAnn D. Hanson
                                              Acting Chief Financial Officer
Dated August 16, 2000

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